UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549


_________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): January 1, 2016



                       KENTUCKY BANCSHARES, INC.
          (Exact Name of Registrant as specified in Charter)


   Kentucky                   33-52598              61-0993464
 (State or other            (Commission            (IRS Employer
  jurisdiction of           File Number)        Identification No.)
  incorporation)


P.O. Box 157, Paris, Kentucky                          40362-0157
(Address of principal executive offices)               (Zip code)


(859)987-1795
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

__ Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

__ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

__ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

__ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
       Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

       (b) Effective January 1, 2016 Theodore Kuster has retired from the Board of Directors of Kentucky Bancshares, Inc. (the Registrant) and from the Board of Directors of Kentucky Bank, the Registrant's sole operating subsidiary (the Bank). Both the Registrant and the Bank thank Mr. Kuster for his many years of service.

       (d) Effective January 1, 2016, the Board of Directors of the Registrant appointed Jack W. (Wes) Omohundro as a director to fill the vacancy left upon Mr. Kuster's retirement. Mr. Omohundro will be up for election on the Registrant's Board in 2017.

       	Mr. Omohundro has been appointed to the Audit and the Risk Management Committee of the Board of the Registrant. He will be compensated on a basis similar to that of other members of the Registrant's Board of Directors as described in the Registrant's Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 17, 2015.

       	There are no transactions between Mr. Omohundro and the Registrant that would be reportable under Item 404(a) of Regulation S-K.

       	Mr. Omohundro has also been appointed to the Board of Directors of the Bank effective January 1, 2016.





SIGNATURE

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                           KENTUCKY BANCSHARES, INC.



Date: January 6, 2016               By      /s/ Gregory J. Dawson___
                                                    Gregory J. Dawson
                                                    Chief Financial Officer